                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

                                                               JURISDICTION OF
NAME                                                            INCORPORATION
----                                                           ---------------
Priority Fulfillment Services, Inc.                               Delaware
Priority Fulfillment Services of Canada, Inc                       Canada
Priority Fulfillment Services Europe BV                          Netherlands